                                                                   EXHIBIT 99.11

                    LIMITED RECOURSE GUARANTY [LAKE TRAVIS]
                    ---------------------------------------

          THIS LIMITED RECOURSE GUARANTY (this "Guaranty") is made as of the 22nd, day of March, 1994 by Prime Group II, L.P., an Illinois limited partnership ("Guarantor" or "Company"), in favor of Kemper Investors Life Insurance Company, an Illinois insurance corporation ("Lender").

                                    RECITALS
                                    --------

          WHEREAS, The Prime Group, Inc. ("Prime") and Kemper Corporation, a Delaware corporation ("Kemper"), acting on behalf of themselves and their respective affiliates, are parties to that certain letter agreement dated August 25, 1993 and amended and restated as of February 17, 1994 (the "Letter Agreement"), wherein Kemper and Prime agreed to modify certain of their existing lending relationships;

          WHEREAS, Guarantor is an Affiliate of Prime; and Lender is a direct or indirect subsidiary of Kemper;

          WHEREAS, Lender has made or provided credit support/enhancement for loans to certain Affiliates of Guarantor, which loans are guaranteed by certain of Guarantor's Affiliates pursuant to written guaranties (the "Existing Guaranties");

          WHEREAS, in order to induce Lender to release the Existing Guaranties, concurrently herewith, Guarantor has agreed, among other things, to execute and deliver this Guaranty with respect to the loan (such loan, as extended, modified or restated from time to time, being referred to herein as the "Loan") described on Exhibit A, to the borrower (such borrower, and its successors and assigns
   ---------
being referred to herein as "Borrower") described on Exhibit A, which Lender has
                                                     ---------
made or with respect to which Lender has provided credit support/enhancement;

          WHEREAS, the transactions contemplated by the Letter Agreement include the execution and delivery of this Guaranty executed by Guarantor in favor of Lender; and

          WHEREAS, this Guaranty is secured by that certain Pledge and Security Agreement dated as of even date herewith by Guarantor in favor of Lender, (as amended from time to time, the "Pledge Agreement").

          NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:

          1.  Guaranty.
              --------

          (a) Guarantor hereby absolutely and unconditionally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, without set-off, counterclaim or other reduction whatsoever, of (i) the aggregate outstanding unpaid principal amount of the Loan, (ii) all accrued and unpaid interest on the principal amount of the Loan, and (iii) all other amounts due under the Loan from time to time or under any documents and instruments executed and delivered or assigned to Lender in order to evidence the Loan or evidence or perfect a lien or security interest in collateral for the Loan (the "Collateral Documents"), and any and all extensions, renewals or modifications of any of the foregoing (such principal, interest and other amounts are hereinafter referred to collectively as the "Obligations"). In addition, if Guarantor shall fail to pay any amount due hereunder upon demand in accordance with the terms hereof Guarantor shall pay any and all fees, costs and expenses (including reasonable attorneys' fees) incurred by Lender to third parties, whether litigation is involved or not, and if involved, whether at the trial or appellate levels or in pre-or post-judgment or bankruptcy proceedings, in enforcing the obligations of Guarantor hereunder or realizing upon any collateral securing this Guaranty (all of the foregoing fees, costs and expenses are referred to herein collectively as the "Guaranteed Expenses"). The Obligations and any instrument, document or agreement, express or implied, which has been or may hereafter be made or entered into by Guarantor, Borrower or any other person or entity in reference to the Obligations (including, without limitation, the Collateral Documents and the Pledge Agreement, as hereinafter defined) shall all be hereinafter collectively referred to as the "Terms".

          (b) For purposes hereof, the following terms shall have the following respective meanings:

          "Business Day" shall mean any day of the week other than Saturday, Sunday or any other day on which banks are generally closed within the City of Chicago, Illinois.

          "Pledge Amount" has the meaning set forth in the Pledge Agreement.

          (c) Notwithstanding anything to the contrary in Section 1(a), Guarantor's maximum liability under this Guaranty shall not exceed an amount equal to the sum of (i) the Pledge Amount, from time to time, plus (ii) the amount of any Guaranteed Expenses incurred by Lender.

          2.  Limited Recourse.  Notwithstanding anything to the contrary
              ----------------
contained herein or in the Pledge Agreement, except as otherwise provided in this Section 2, neither Guarantor nor any of its shareholders, officers, directors, partners, employees, agents or other representatives ("Other Persons") shall have any personal liability for the Obligations or the Guaranteed Expenses under this Guaranty, or for the obligation to observe, perform or discharge any of the terms, covenants or conditions contained herein or in the Pledge Agreement, and, except as otherwise provided in this Section 2,
(a) no attachment, execution, writ or other process shall be sought and no judicial proceeding shall be initiated by or on behalf of Lender against Guarantor or any Other Person as a result of a breach or default under this Guaranty or the Pledge Agreement, except to the extent that such attachment, execution, writ or judicial proceeding shall be necessary to enforce any of the rights, remedies or recourses of Lender against or with reference to the Collateral (as defined in the Pledge Agreement), and (b) in the event that any suit is brought hereunder or under the Pledge Agreement, any judgment obtained in or as a result of such suit shall be enforceable and/or enforced solely against the Collateral; provided, however, that nothing herein contained shall
                        --------  -------
be construed to: (i) be a release or impairment of Guarantor's obligations hereunder or under the Pledge Agreement, (ii) prevent Lender from exercising and enforcing, consistent with the provisions of this Section 2, any other remedy allowed at law or in equity or by statute or by the terms hereof or the Pledge Agreement or (iii) prevent Lender from recovering from Guarantor (or any such Other Person), or limit Lender's recourse against Guarantor (or any such Other Person) for, any funds, damages or costs (including, without limitation, reasonable legal expenses) incurred by Lender as a result of any willful act or omission in bad faith, any fraudulent act or omission or any breach of any of the following sections of the Pledge Agreement: Section 2.4, the first sentence of Section 4.2, Section 4.3(a), Section 4.4, Section 4.5 and Section 4.7(ii). Nothing in this Paragraph 2 shall be deemed to increase the liability of any such Other Person beyond that which any such Other Person may have under the partnership agreement of Guarantor or under law.

          3.  Guaranty Absolute.  Guarantor guarantees that the Obligations and
              -----------------
the Guaranteed Expenses will be paid in accordance with the terms and provisions of this Guaranty and, to the maximum extent permitted by law, Guarantor waives any law, regulation, order or judgment now or hereafter in effect in any jurisdiction affecting the obligations of Guarantor or the rights of Lender with respect thereto. This Guaranty, and the liability of Guarantor under this Guaranty (which liability is subject to Sections 1(c) and 2 hereof), shall continue and be absolute and unconditional and remain in full force and effect irrespective of:

              (a) any lack of validity or enforceability of any of the Terms;

              (b) any change in the time, manner or place of payment of, or in any other term, including the applicable rate of interest, of, all or any of the Terms, or any other renewal, extension, amendment, modification or waiver of or any consent to departure from any of the Terms;

              (c) any act or omission of Lender (or other holder of the Collateral Documents) of any nature whatsoever;

              (d) with respect to Guarantor, Borrower or any other person or entity, (i) any failure to obtain required authorization by all necessary corporate, partnership or other action relating to the incurrence of the Obligations or to the execution, delivery or performance of any of the Terms, or (ii) any violation of any provision of any of the articles of incorporation, by-laws, partnership agreement or any other document, instrument or agreement occasioned by the incurrence of the Terms, by the execution, delivery, or performance of any of the Terms, or by any failure of same to have been duly authorized by all necessary corporate or other action;

              (e) any amendment, waiver, modification, extension or renewal of or consent to departure from or forbearance of any other action or inaction under or in respect of this Guaranty or any other of the Terms;

              (f) any exchange, release, forbearance or surrender of or any other action or inaction with respect to any collateral (including, without limitation, the Collateral other than a release of all of the Collateral which results in a termination of this Guaranty under
          Section 8(a) below) at any time and from time to time now or hereafter securing any or all of the Obligations or Terms (including, without limitation, any reallocation of collateral effected by or on behalf of Lender (or its affiliate) pursuant to the Pledge Agreement) or the liability of Guarantor, Borrower or any other person or entity in respect of all or any of the Terms or any failure to perfect or continue as perfected any security interest or other lien with respect to any such collateral, or any loss or destruction of any such collateral, or any matter impairing the value of such collateral as security for all or any of the Terms, the liability of Guarantor, Borrower or any other person or entity, in respect of all or any of the Obligations or Terms;

              (g) any other guaranty now or hereafter executed by Guarantor or anyone else or any recovery under any such other guaranty;

              (h) any waiver of or assertion or enforcement or failure or refusal to assert or enforce, in whole or in part, any of the terms and provisions of the Terms, or any claim, cause of action, right or remedy which Lender may, at any time, have under this Guaranty, the Pledge Agreement or any of the other Collateral Documents or with respect to any guaranty or any security which may be held by Lender (or other holder of the Collateral Documents) with respect to the Loan;

              (i) the failure to give Guarantor any notice whatsoever, other than any notice which Lender is expressly required to give pursuant to any provisions of this Guaranty;

              (j) exculpatory provisions in any of the Collateral Documents limiting Lender's recourse to property encumbered by the Loan Documents or to any other security or limiting Lender's rights to enforce a deficiency judgment against Borrower;

              (k) any sale, assignment, conveyance, merger or other transfer, voluntary or involuntary (whether by operation of law or otherwise), of all or any part of Borrower's interest in any property securing the Loan or the occurrence of any such sale, assignment, conveyance, merger or other voluntary or involuntary transfer which results in Guarantor becoming the Borrower under the Collateral Documents, provided, however, that any such sale, assignment, conveyance, merger or other transfer shall be subject to the limitations set forth in the Collateral Documents;

              (l) any sale, assignment, conveyance, merger or other transfer, voluntary or involuntary (whether by operation of law or otherwise), of all or any part of the interest of Lender (or other holder of the Collateral Documents) in the Collateral Documents or this Guaranty;

              (m) any failure to properly record or file any of the Collateral Documents, or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Loan;

              (n) any recovery as a result of the exercise by Lender (or other holder of the Collateral Documents) of any of its rights or remedies under the Collateral Documents, including any foreclosure thereof; or

              (o) any other fact, circumstance or matter of any nature whatsoever that might otherwise constitute a defense available to, or a discharge of, or might otherwise operate to release or affect the obligations of, Guarantor, Borrower or any other person or entity liable to Lender (or other holder of the Collateral Documents) in respect of any of the Terms.

This Guaranty shall continue to be effective or shall be reinstated, as the case may be, regardless of whether any payment of any of the Obligations or the Guaranteed Expenses is rescinded or must otherwise be returned by Lender upon the insolvency, bankruptcy, or reorganization of Guarantor, Borrower, or any other person or entity or for any reason whatsoever, all as though such payment had not been made. Lender shall not be required to contest, dispute or litigate its obligation to make such payment or repayment. The obligations of Guarantor hereunder shall be absolute and primary, shall be complete and binding as to Guarantor upon its execution of this Guaranty, shall be subject to no conditions precedent, and shall be independent of and cumulative to any other of the Terms, and Lender may exercise any of its rights and remedies under this Guaranty, any other of the Terms or otherwise singly or concurrently. The obligations of Guarantor under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any voluntary or involuntary bankruptcy, insolvency, receivership, reorganization, liquidation, arrangement, or debtor-relief proceeding of or against Borrower, or by any defense that Borrower may have by reason of the existence of any such proceeding or any order, decree or decision of any court or administrative body resulting from or relating to any such proceeding.

          4.  Waiver; No Duties. Guarantor waives to the fullest extent
              -----------------
permitted by applicable law: (a) all statutes of limitations as a defense to any action brought against Guarantor by Lender; (b) any defense based upon any legal disability or any discharge or limitation of liability (except as provided in Sections 1(c) and 2 above), whether consensual or arising by operation of law or any bankruptcy, insolvency or debtor-relief proceeding, or from any other cause;
(c) promptness, diligence, presentment, demand, protest and notice of any kind (other than as expressly required herein); (d) any defense based upon or arising out of any defense of Borrower to the payment or performance of any part of the obligations (other than payment); (e) any and all rights of indemnity, contribution, reimbursement or any similar right that Guarantor may have against Borrower as a result of any actions taken or amounts paid in connection with or relating to this Guaranty or the Loan; (f) all rights of subrogation, including, without limitation, all rights to enforce any remedy of Lender, and all right to participate in any security held by Lender; (g) notice of any change in Borrower's financial condition; (h) the right to interpose any substantive or procedural defense of the law of guaranty, indemnification or suretyship (except the defense of prior payment of all of the Obligations and Guaranteed Expenses which Guarantor is called upon to pay under this Guaranty); (i) all rights and remedies accorded by applicable law to guarantors or sureties, including without limitation, any extension of time conferred by any law now or hereafter in effect; (j) the right to interpose any defense (except as allowed under clause
(h) above), set-off or counterclaim of any nature or description in any action or proceeding; and (k) any right or claim of right to cause a marshalling of

Borrower's assets or to cause Lender to proceed against Borrower and/or any collateral held by Lender at any time or in any particular order. Lender shall not be obligated to exhaust any right or take any action against the Borrower or any other person or entity or any collateral for the Obligations prior to the enforcement of its rights hereunder. Nothing in this Paragraph 4 shall be construed as a waiver by a Prime Partner (as defined in the Pledge Agreement) of any right to receive any distributions to which it might be entitled under the partnership agreement of Borrower, including any such right that may arise as a result of a payment by Guarantor hereunder.

          5.  Representations, Warranties and Covenants. The representations,
              -----------------------------------------
warranties and covenants set forth in Exhibit B attached hereto (including, without limitation, the definitions set forth therein) are hereby incorporated in this Guaranty by this reference and shall be deemed to be made as of the date hereof.

          6.  Notices.  Any notice or other communication required or permitted
              -------
hereunder shall be (a) in writing and shall be deemed to have been duly given
(A) when received, if delivered in person, (B) five (5) days after deposit in a regularly maintained receptacle of the United States mail as registered or certified mail, first class postage prepaid, (C) the business day after notice is sent for overnight delivery by nationally recognized overnight courier service, or (D) on the day on which the party to whom such notice is addressed refuses delivery by mail or by nationally recognized courier service, and (b) addressed as follows:

To Lender:                               c/o Kemper Financial Services, Inc.
                                         120 South LaSalle Street
                                         13th Floor
                                         Chicago, Illinois 60603
                                         Attn: Real Estate Investment Group

With copies to:                          Kemper Corporation
                                         Legal Department, C-3
                                         One Kemper Drive
                                         Long Grove, Illinois 60049
                                         Attn: General Counsel

                                         KFC Portfolio Corp.
                                         c/o Kemper Financial Services, Inc.
                                         120 South LaSalle Street
                                         22nd Floor
                                         Chicago, Illinois 60603
                                         Attn: Legal Department
                                         Real Estate Counsel

To Guarantor:                            c/o The Prime Group, Inc.
                                         77 West Wacker Drive
                                         39th Floor
                                         Chicago, Illinois 60601

                                         Attention: Michael W. Reschke

With a copy to:                          The Prime Group, Inc.
                                         77 West Wacker Drive
                                         39th Floor
                                         Chicago, Illinois 60601
                                         Attention:  Robert J. Rudnik

or to any such other address as any party hereto shall designate in a written notice to the other parties hereto.

          7.  No Waiver; Cumulative Remedies. Lender may, at any time and from
              ------------------------------
time to time, waive or not insist on strict compliance with any one or more of the provisions contained in any document relating to this Guaranty, but any such waiver or non-insistence shall be deemed to be made pursuant to the terms of said document and not in modification thereof. Any waiver or non-insistence in any instance or under any particular circumstance shall not be considered a waiver or non-insistence of such provision in any other instance or any other circumstance. The remedies provided herein and in the other documents executed contemporaneously herewith and referred to herein shall be cumulative, may be exercised from time to time, singularly or concurrently or in any combination, without Lender being obligated to exercise any such right in any other circumstance, and, subject to Section 2 above, are not exclusive of any remedies provided by law.

          8.  Continuing Guaranty; Transfer. This Guaranty is a continuing
              -----------------------------
guaranty and shall:

              (a) remain in full force and effect until (i) all of the Obligations and Guaranteed Expenses have been paid in full, or all of the Collateral (as such term is defined in the Pledge Agreement) securing this Guaranty has been applied toward the Obligations and Guaranteed Expenses and (ii) any and all amounts due or claims made under clause (iii) of Section 2 of this Guaranty have been paid, satisfied or otherwise disposed of, as applicable, at which time this Guaranty shall terminate (and Lender shall at such time, upon the request and at the expense of any Guarantor, acknowledge the release and termination of this Guaranty);

              (b) be binding upon Guarantor, and its heirs, administrators, executors, successors and assigns, who shall be jointly and severally liable hereunder in accordance with the terms hereof; provided, however, Guarantor may not assign any of its rights and obligations hereunder without the prior written consent of Lender; and

              (c) inure to the benefit of and be binding on and enforceable by Lender and its successors, transferees, participants, and assigns. Without limiting the generality of this clause, Lender may assign or otherwise transfer any of the Obligations and/or any of the Terms to any other person or entity, and such other person or entity shall thereupon become vested with all the rights in respect thereof granted to Lender herein or otherwise.

          9.  Governing Law; Submission to Jurisdiction. This Guaranty shall be
              -----------------------------------------
governed by, and construed in accordance with, the laws of the State of Illinois without regard to principles of conflict of laws. Each of Lender and Guarantor hereby waives any plea of jurisdiction or venue as not being a resident of Cook County, Illinois and hereby specifically authorizes any action brought by the other upon or with regard to this Guaranty to be instituted and prosecuted in either the Circuit Court of Cook County, Illinois or in the United States District Court for the Northern District of Illinois, at the election of the party bringing the action. Each of Lender and Guarantor hereby irrevocably authorizes service of process to be made upon it in the manner specified in
Section 6 above, in any action which may be instituted against it arising out of or relating to this Guaranty.

          10. Headings. Section headings in this Guaranty are included herein
              --------
for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose.

          11. WAIVER OF JURY TRIAL. GUARANTOR WAIVES, TO THE FULLEST EXTENT
              --------------------
PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY ANY PARTY, RELATING DIRECTLY OR INDIRECTLY TO THIS GUARANTY, THE PLEDGE AGREEMENT OR THE OBLIGATIONS GUARANTEED HEREBY.

          12. Estoppel.  Guarantor shall, at any time and from time to time,
              --------
within ten (10) Business Days following request by Lender, execute, acknowledge and deliver to Lender a statement certifying that this Guaranty is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications) and that, to the best of Guarantor's knowledge, Guarantor is not in default hereunder (or if there is such a default, describing such default in reasonable detail).

          13. Severability. The unenforceability or invalidity of any provision
              ------------
or provisions of this Guaranty shall not render any other provision or provisions herein contained unenforceable or invalid.

          14. Non-Assertion.  Lender covenants that it shall not assert in any
              -------------
judicial or other case or proceeding that certain Release of Guaranties and Other Obligations and Covenant Not to Sue, of even date herewith, made by Lender and certain affiliates of Lender in favor of Guarantor and others, is not valid, enforceable and effective.

                            [Signature Page Follows]

          IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed and delivered on the date and year first above written.

                                   PRIME GROUP II, L.P., an Illinois limited partnership

                                   By:  PGLP, Inc., an Illinois corporation,
                                        its general partner

                                        By: /s/ Michael W. Reschke
                                            ------------------------------------
                                        Its: President
                                             -----------------------------------


ACKNOWLEDGED:

KEMPER INVESTORS LIFE INSURANCE COMPANY, an Illinois insurance corporation

By: /s/ John E. Neal
    ------------------------------------

Its: Authorized Signatory
     -----------------------------------

                                   EXHIBIT A
                                   ---------

                                  LAKE TRAVIS
                                  -----------

Project:    The Island on Lake Travis

Lender: Kemper Investors Life Insurance Company ("KILICO"). KILICO has provided credit support/enhancement with resect to the Loan.

Borrower:   The Island on Lake Travis, Ltd., a Texas limited partnership

Loan: The Loan made pursuant to the Loan Agreement between Capital Health Facilities Development Corporation and Borrower dated 12/1/86 in connection with the $25,000,000 Capital Health Facilities Development Corporation Health Facilities Development Revenue Bonds (The Island on Lake Travis, Ltd. Project) Series 1986

                                   EXHIBIT B
                                   ---------

                                 [See Attached]

                                   SCHEDULE 1
                                   ----------

     A.   Definitions Applicable to Representations, Warranties and Covenants:
          -------------------------------------------------------------------

          Definitions.  The following definitions shall apply to words and
          -----------
phrases used in this Schedule 1 and the document to which this Schedule is attached.

          Affiliate means, as to any Person, any other Person which directly or
          ---------
     indirectly controls, or is under common control with, or its controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, or partnership or other ownership interests, by contract or otherwise).

          Beneficiary means, individually and collectively, the benefited
          -----------
     party(ies) under the document to which this Schedule I is attached.

          Company means Prime Group II, L.P., an Illinois limited partnership.
          -------

          Company General Partner means PGLP, Inc., an Illinois corporation.
          -----------------------

          Material Adverse Effect means (a) any adverse effect on the ability of
          -----------------------
     the Company to grant to Pledgee or to keep pledged to Pledgee a perfected first lien security interest in and to the Collateral or (b) any material adverse effect on the ability of the Company to perform its obligations (other than those described in clause (a) above) under the Transaction Documents.

          Person means an individual, partnership, corporation, trust,
          ------
     unincorporated organization, or other entity, or a government or agency or political subdivision thereof.

          Transactions means the transactions contemplated by the document to
          ------------
     which this Schedule 1 is attached.

          Transaction Documents means (a) the document to which this Schedule 1
          ---------------------
     is attached, (b) any document or instrument which secures or is secured by the document to which this Schedule 1 is attached and (c) any other document or instrument evidencing or securing the obligations under a document described in clause (a) or (b) above, in each case, as such document or instrument may be modified or amended from time to time.

     B.   Representations and Warranties:
          ------------------------------

          The Company hereby represents and warrants to Beneficiary that the following statements are true, correct and complete:

     1.   Organization; Power.
          -------------------

          (a) The Company (i) is a limited partnership duly organized, validly existing and in good standing under the laws of the state of its formation, (ii) is duly qualified to do business as a foreign limited partnership under the laws of each jurisdiction in which the laws of such jurisdiction so permit or require it to be qualified and in which the nature of its business requires it to be so qualified (except where failure to do so would not reasonably be expected to have a Material Adverse Effect), and (iii) has all requisite power and authority to own, operate and encumber its property and assets and conducts its business substantially as presently conducted and proposed to be conducted in connection with and following the consummation of the Transactions.

          (b) The Company General Partner (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, (ii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the nature of its business requires it to be so qualified (except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect), and (iii) has all requisite corporate power and authority to own, operate and encumber its property and assets and conduct its business substantially as presently conducted and as proposed to be conducted in connection with and following the consummation of the Transactions.

     2.   Authority; Enforceability.  (i) Each of the Company and the Company
          -------------------------
General Partner (on behalf of the Company) has the requisite power and authority
(A) to execute, deliver and perform each of the Transaction Documents to which the Company is a party, and (B) to file the Transaction Documents filed by the Company, or to be filed by the Company, with the appropriate governmental authorities; (ii) the execution, delivery and performance (or filing, as the case may be) of each of the Transaction Documents to which the Company is a party, and the consummation of the Transactions, have been duly approved by the Company and the Board of Directors of the Company General Partner, and no other partnership or corporate proceedings on the part of the Company or the Company General Partner which have not been completed are necessary to consummate such Transactions; (iii) each of the Transaction Documents to which the Company is a party has been duly executed and delivered (or filed, as the case may be) by the Company and by the Company General Partner on behalf of the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, is in full force and effect, and no term or condition thereof has been amended, modified or waived, without the prior written consent of the Beneficiary, and (iv) the Company has performed and complied in all material respects with all the terms, provisions, agreements and conditions set forth in the Transaction Documents and required to be performed or complied with by it on or before the date as of which this representation is made, and no default by the Company, to the best knowledge of the Company, exists thereunder.

     3.   No Conflict.  The execution, delivery and performance by each of the
          -----------
Company and by the Company General Partner (on behalf of the Company) of each Transaction Document to which the Company is a party do not and will not (i) conflict with or violate the Company's partnership agreement or the Company General Partner's Articles or Certificate of Incorporation or other charter documents or By-laws, or other organizational documents, as the case may be,
(ii) contravene or conflict with any law, statute, rule, or regulation, in each case in effect on the date as of which this representation is made, (iii) contravene or conflict with, result in any breach of, or constitute a default under, any agreement or instrument binding on the Company or the Company General Partner, (iv) result in or require the creation or imposition of any lien whatsoever upon any of the properties or assets of the Company (other than the liens arising pursuant to the Transaction Documents), or (v) require any approval of stockholders or any approval or consent of any person or entity under any agreement or instrument binding on the Company or the Company General Partner, that has not been obtained, which, in any case described in clauses (ii) through
(v) of this paragraph 3 would reasonably be expected to result in a Material Adverse Effect.

     4.   Governmental Consents.  The Transactions, and the execution, delivery
          ---------------------
and, to the best of the Company's knowledge, performance by the Company and the execution and delivery by the Company General Partner (on behalf of the Company) of each of the Transaction Documents to which it is a party, do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any governmental authority which has not been obtained or made and which, if not obtained or made, would reasonably be expected to result in a Material Adverse Effect, except for filings of the Transaction Documents (or notice thereof) with appropriate governmental offices necessary (i) to perfect any liens or security interests granted under the Transaction Documents or (ii) in connection with any transfer of Collateral following enforcement of any such liens or security interests.

     5.   Litigation; Adverse Effects.
          ---------------------------

          (i) There is no action, suit, proceeding or arbitration, at law or in equity or before any governmental authority, nor to the best knowledge of the Company is there any governmental investigation, in each case pending, or, to the best knowledge of the Company, threatened, against the Company or the Company General Partner, or any property of the Company or the Company General Partner, which relates to the Transactions or the Transaction Documents and which would reasonably be expected to result in a Material Adverse Effect.

          (ii) Neither the Company nor the Company General Partner is (A) in violation of any applicable law, rule or regulation, which violation would reasonably be expected to result in a Material Adverse Effect, or (B) subject to or in default with respect to any final judgment, writ, order, injunction or decree of any court or governmental authority.

          (iii) Each of the Company and the Company General Partner has obtained all licenses, permits, franchises and other governmental authorizations necessary for the ownership of its property or for the conduct of its business, the failure to obtain or violation of which would reasonably be expected to result in a Material Adverse Effect.

     6.   No Defaults.  The Company is not in default in the performance,
          -----------
observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument binding on the Company relating to any borrowing, loan or credit arrangement, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute a default thereunder, other than defaults that, in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

     7.   Solvency.  After due inquiry, and taking into account the
          --------
Transactions, each of the Company's and the Company General Partner's assets exceed its liabilities. Each of the Company and the Company General Partner is, and, to the best of the Company's knowledge, from and after the date hereof each of the Company and the Company General Partner will be, able to pay its debts when the same become due. Neither the Company nor the Company General Partner has (i) made a general assignment for the benefit of its creditors, (ii) admitted in writing its inability to pay its debts as they mature, or (iii) been subjected to an attachment, execution or other judicial seizure of a substantial portion of its property which remains in effect. There is not pending any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or recomposition of the Company or the Company General Partner or any of its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or any similar official for its or for all or substantially all of its property.

     C.   Reporting Covenants:
          -------------------

          The Company covenants and agrees that, so long as the Company shall have any liability or obligation outstanding under any of the Transaction Documents, unless Beneficiary shall otherwise give prior written consent thereto:

          1.  Financial Statements.  The Company shall maintain or cause to be
              --------------------
     maintained, a system of accounting established and administered in accordance with sound business practices and consistent with past practices to permit preparation of financial statements in conformity with GAAP, and each of the financial statements described below shall be prepared from such system and records. The Company shall deliver or cause to be delivered to the Lender:

              (a) As soon as practicable, and in any event within sixty (60) days after the end of each calendar quarter, the balance sheet of the Company as at the end of such quarter and related statements of operations and retained earnings and changes in financial position for such quarter, setting forth in each case in comparative form the figures for the corresponding period of the previous fiscal year, all in reasonable detail and certified by the chief financial officer, treasurer or assistant treasurer of the Company General Partner that they fairly present the financial condition of the Company as at the dates indicated and the results of operations for the periods indicated, subject to changes resulting from audit and normal year-end adjustment;

              (b) As soon as practicable, and in any event within one hundred twenty (120) days after the end of each fiscal year (i.e. the twelve months ending December 31), the audited balance sheet of the Company as at the end of such fiscal year and the related audited statements of operations and retained earnings and changes in financial position for such fiscal year, setting forth in each case in comparative form the figures for the Company for the previous fiscal year, all in reasonable detail and reported by a firm of reputable independent public accountants.

          2.  Notification of Defaults.  The Company, upon acquiring knowledge
              ------------------------
thereof, shall promptly notify Lender of any event of default, or any event which with the giving of notice or lapse of time, or both, would constitute an event of default, under the Transaction Documents, and describing the action the Company proposes to take with respect thereto.

          3.  Other Information.  Upon the request of Beneficiary made from
              -----------------
time to time, the Company shall furnish to Beneficiary such information as may be prepared by the Company or the Company General Partner in writing in the ordinary course of its business respecting the Company's or the Company General Partner's business or condition (financial or otherwise), operations, performance, properties or prospects. Beneficiary shall treat any non-public information so obtained as confidential.

     D.   Affirmative Covenants:
          ---------------------

     The Company covenants and agrees that, so long as the Company shall have any liability or obligation outstanding under any of the Transaction Documents, unless Beneficiary shall otherwise give prior written consent thereto:

              1.  Existence.  The Company shall maintain its existence as a
                  ---------
     limited partnership in good standing under the laws of the state of its formation and maintain its qualification to do business in each jurisdiction in which the laws of such jurisdiction so permit or require it to be qualified and in which the character of the properties owned or leased by it therein or in which the transaction of its business is such that the failure to qualify would reasonably be expected to result in a Material Adverse Effect. The Company shall cause the Company General Partner to maintain its existence as a corporation in good standing under the laws of the state of its incorporation and maintain its to do business in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business is such that the failure to qualify would reasonably be expected to result in a Material Adverse Effect. The foregoing shall not prohibit the Company or the Company General Partner from merging with or into a corporation or other entity organized under the laws of any state within the United States (in which event, from and after the effective date of such merger, all references herein to the Company or the Company General Partner, as the case may be, shall be deemed to refer to such successor entity); provided,
                                                                      --------
     however, that (a) any such successor entity to the Company assumes in
     -------
     writing all of the obligations and liabilities of the Company under the Transaction Documents and (b) before and after giving effect to such merger, there shall not exist any event of default, or any event which, with the giving of notice or lapse of time or both, would constitute an event of default, under any of the Transaction Documents.

              2.  Taxes.  The Company shall pay and discharge, or cause to be
                  -----
     paid and discharged, all taxes, assessments and governmental charges upon it, its income and its properties, or upon the Company General Partner or the Company General Partner's income and properties, prior to the date on which penalties are attached thereto, unless and to the extent only that
     (a) failure to pay any such taxes, assessments or governmental charges would not reasonably be expected to result in a Material Adverse Effect, or
     (b) (i) such taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings by the Company or the Company General Partner, as the case may be, after the Company or the Company General Partner, as the case may be, has established a reasonable reserve on its books for such item, and (ii) the pendency of such contest will not result in any impairment of any lien and security interest granted by the Company or the Company General Partner in favor of Beneficiary.

               3.  Compliance with Laws, Etc.  The Company shall comply with,
                   --------------------------
     and cause the Company General Partner to comply with, all applicable statutes, rules, regulations, orders and restrictions of any and all governmental instrumentalities or agencies thereof having jurisdiction over the conduct of the business or the ownership of the properties of the Company or the Company General Partner, as the case may be (except for any non-compliance therewith which would not reasonably be expected to result in a Material Adverse Effect), unless and only to the extent that the application of such statutes, rules, regulations, orders and restrictions shall be contested in good faith and by appropriate proceedings by the Company or the Company General Partner, as the case may be, in such a manner that any enforcement action or any liability resulting from such non-compliance shall be stayed or held in abeyance pending the outcome of such contest.